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                                EXHIBIT (21)-1-

                       COMPANIES OWNED BY UNIMAR COMPANY


         The following is a list of companies owned, directly and indirectly, by Unimar Company, together with their respective jurisdictions of incorporation. In each case, all of the outstanding voting securities of each company listed are owned by the company indicated by indentation as its parent, except as otherwise noted.


                                                                                       State of
                                                                                     Incorporation
                                                                                     -------------
Unimar Company (a General Partnership under The Texas Uniform
   Partnership Act)
      ENSTAR Corporation.                                                             Delaware
          VICO 7.5, Inc.                                                              Delaware
             Virginia Indonesia Company                                               Delaware
                Virginia Services, Inc.                                               Delaware
                Virginia Services, Ltd.                                               Delaware
                Purchasing Services, Inc.                                             Delaware
          ENSTAR Indonesia, Inc.                                                      Delaware
             Virginia International Company                                           Delaware
          ENSTAR Petroleum Ltd.                                                       Canada